EXHIBIT 99.1

Corvus Gold Continues to Expand Deposit West, Drill Results Include 33.5 Metres @ 2.2 g/t Gold, Mother Lode Project, Nevada

Positive Results from Initial Scout holes at Flatiron, 800 Metres West of Mother Lode Deposit

VANCOUVER, British Columbia, April 25, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received results from three stepout holes in the southwest extension of the Mother Lode deposit (Figure 1) highlighted by hole ML18-053 which returned 33.5m @ 2.2 g/t gold including 19.8m @ 3.3 g/t gold.  Assay results returned encouraging intercepts showing continued expansion of the deposit which is nearly all oxide to the bottom of the holes (Table 1).  This thickening oxide zone to the west is consistent with mineralization found in other holes to the north and could define a fundamental change in the system as drilling progresses west.

To view Figure 1 - Plan map showing recent drill holes on the Mother Lode Project with exploration target area - please click on the following link: http://resource.globenewswire.com/Resource/Download/381e0fc6-2f68-4a37-919d-2f9c8f560273

In addition, Corvus has received results from the initial two scout holes testing the Flatiron Target which is approximately 800 metres southwest of the nearest Mother Lode drill holes (Figure 2).  These initial results have outlined multiple zones of low-grade, oxide mineralization with narrower higher-grade zones (Table 2).

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-053 AZ 085 dip-85	79.25	94.49	15.24	0.52	n/a	West side of ML Pit
						Upper L-G OX Zone
	114.30	126.49	12.19	0.38	n/a	Upper L-G OX Zone
	134.11	141.73	7.62	0.40	n/a	Upper L-G OX Zone
	146.30	149.35	3.05	0.67	n/a	Upper L-G OX Zone
	155.45	163.07	7.62	0.44	n/a	Upper L-G OX Zone
	173.74	176.78	3.05	1.17	n/a	Upper L-G OX Zone
	214.88	248.41	33.53	2.20	n/a	Upper & Lower Zone
inc	216.41	220.98	4.57	1.14	n/a	1 g/t cut
inc	227.08	246.89	19.81	3.29	n/a	1 g/t cut

ML18-054 AZ 085 dip-75	131.06	161.54	30.48	1.13	n/a	West of ML18-053
						Upper L-G OX Zone
inc	135.64	141.73	6.09	1.50	n/a	1 g/t cut
inc	149.35	155.45	6.09	2.73	n/a	1 g/t cut
	166.12	172.21	6.09	0.72	n/a	Upper L-G OX Zone
	233.17	243.84	10.67	0.40	n/a	Upper L-G OX Zone
	262.13	288.04	25.91	1.50	n/a	Upper & Lower Zone
inc	262.13	271.27	9.14	2.65	n/a	1 g/t cut
inc	283.46	288.04	4.58	1.49	n/a	1 g/t cut

ML18-055 AZ 085 dip-75	188.98	214.88	25.90	0.94	n/a	West of ML18-054
						Upper LG OX Zone
inc	195.07	201.17	6.10	1.30	n/a	1 g/t cut
inc	207.26	210.31	3.05	1.87	n/a	1 g/t cut
	303.28	306.32	3.05	0.41	n/a	Upper L-G OX Zone
	310.90	315.47	4.57	0.75	n/a	Upper L-G OX Zone
	326.14	338.33	12.19	1.27	n/a	Upper Main Zone (OX)
inc	327.66	335.28	7.62	1.72	n/a	1 g/t cut
	342.90	353.57	10.67	0.34	n/a	L-G OX Zone
	361.19	367.28	6.09	1.18	n/a	Lower Main Zone

Southwest Extension, Mother Lode Deposit

Holes ML18-053 to 055 are located at the Southwestern quadrant of the main Mother Lode target area.  In this area of the Mother Lode deposit, the Main Zone of higher-grade mineralization is dominantly oxide (33.5m @ 2.2 g/t Au; 25.9m @ 1.5 g/t Au & 12.2m @ 1.27 g/t Au).  This trend of expanding oxide mineralization is similar to recent holes to the north and appears to be marking an encouraging transition in the deposit as exploration progresses west.  In addition, these holes continue to show a growing thickness of multiple upper zones of lower grade oxide which could benefit mine design (ML18-55 with 25.9m @ 0.94 & ML18-54 with 30.5m @ 1.13 g/t Au).  The Company has at least 12 additional western stepout holes scheduled to the west and northwest as follow up for this expanding area of the deposit.

Flatiron Gold Mineralization

The initial results from the first two holes in the Flatiron target have indicated the Mother Lode gold system extends for almost one kilometre to the west and continues to be controlled by the large Fluorspar Canyon Fault zone (FCF).  The broad low-grade intervals with narrow higher-grade zones are oxide and occur on the fault and in the carbonate rock immediately below.  This continuation of the Mother Lode gold system in this large stepout target suggests potential for continued expansion of the deposit to the west with room to more than double the current size of the system.  Mineralization in these initial holes suggests that gold mineralization is broadening with depth toward hole ML18-058 which had a thick intrusive intersection (assays pending).   Further drilling is planned for this area at the end of the Phase 2 program with a series of wide spaced holes west of the Mother Lode deposit targeting the connection of the main Mother Lode with the Flatiron area.

Jeff Pontius, President and CEO of Corvus states “Our ongoing stepout drilling in all directions around the Mother Lode deposit indicates the system continues to grow.  The development of multiple new upper oxide zones to the west is encouraging as it could add attractive ounces to the system.  In addition, the positive results from our scout drilling at the Flatiron target are also encouraging as they indicate good potential for expanding the Mother Lode system to the west.  In addition to ongoing stepout drilling to the west, we have just completed multiple holes following-up on the new Eastern High-Grade discovery with more drilling planned for the area.  As before with every group on new holes, the Mother Lode system continues to evolve and expand.”

To view Figure 2 - Location map showing first two scout holes at the Flatiron target, approximately 800 metres southwest of the Mother Lode deposit - please click on the following link: http://resource.globenewswire.com/Resource/Download/1c46d26d-70f5-422e-a3cb-6a3202a66865

Table 2
Flatiron Scout Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.1 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-056	184.40	204.22	19.82	0.43	n/a	Drilled at structure below hole ML18-057
AZ 145 dip-75
inc	184.40	185.93	1.52	3.73	n/a	1 g/t cut
	213.36	230.12	16.76	0.24	n/a

ML18-057	213.36	230.12	16.76	0.24	n/a	Shallow angle, drilled at base of Jasperoid
AZ 145 dip-50
inc	143.26	144.78	1.52	1.83	n/a	1 g/t cut

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:

Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.